UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

Corporate Capital Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number:  814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 745-3797

____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 23, 2013, Corporate Capital Trust, Inc. (the “Company”) issued a press release announcing that, on May 21, 2013, the U.S. Securities and Exchange Commission (“SEC”) had granted an exemptive relief order in favor of the Company and its investment advisors, CNL Fund Advisors Company and KKR Asset Management, LLC (the “Advisors”).  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The exemptive order permits the Company to participate in certain joint transactions with the Advisors and their affiliates, including alongside other pools of capital managed by KKR Asset Management, LLC.  With this exemptive relief, the Company can access additional investment opportunities for its shareholders, including investments originated and directly negotiated by KKR Asset Management, LLC.

Item 9.01. Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated May 23, 2013

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements.  Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2013	CORPORATE CAPITAL TRUST, INC.

	By	/s/ Steven D. Shackelford
Steven D. Shackelford
President